Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Media Contact:	David Caouette	Investor Contact:	Alex Kelly
	(908) 423-3461		(908) 423-5185
Merck Board Elects Kenneth C. Frazier as Next CEO;
Richard T. Clark to Continue as Chairman
New Roles Effective January 1, 2011
WHITEHOUSE STATION, N.J., Nov. 30, 2010 — Merck (NYSE: MRK) today announced that its Board of Directors has elected Kenneth C. Frazier, currently Merck’s president, as chief executive officer (CEO) and president, as well as a member of the board, effective January 1, 2011. Mr. Frazier will succeed Richard T. Clark, who has served as Merck’s CEO since 2005 and will continue as chairman of the board. Merck said today’s announcement is the result of a long-term, thoughtful succession planning process led by Mr. Clark and the Board of Directors.
     “Merck’s Board of Directors and I have great confidence in Ken as the right CEO to lead this exceptional company into a new era of global health care,” said Richard T. Clark, Merck CEO and chairman. “Ken has made considerable contributions to our business every step of the way during his 18 years with Merck. His intellect, drive and deep understanding of our industry will greatly benefit Merck and our mission of improving and saving lives through scientific innovation. Ken is a gifted leader who has what it will take to ensure Merck’s success as we face unprecedented change and enormous opportunity.”
     Speaking on behalf of Merck’s Board of Directors, William B. Harrison, lead director, said, “During the board’s succession planning process, it became clear to us that Ken Frazier has the strategic vision, operational experience and passion to lead Merck. Ken is a proven executive who has played a key role in shaping Merck’s business strategy. With his understanding of the global health care environment, the board is confident in Ken’s ability to take the helm at Merck and guide the continued implementation of our long-term strategy. Furthermore, thanks to the close partnership Ken and Dick have developed over the last decade, we expect this leadership transition to proceed smoothly and produce great results for Merck.”
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     Since his appointment as Merck’s president in April, Mr. Frazier has focused on improving the effectiveness of the company’s three largest divisions — pharmaceutical and vaccine sales and marketing, research and development, manufacturing and supply — and their post-merger integration. Under his leadership, Merck has driven the growth of key products, expanded its global reach, launched new products, and advanced a robust late-stage R&D pipeline. In his three years as president of Global Human Health, Mr. Frazier helped design and implement a ground-breaking, new global commercial sales model, maintained solid sales momentum during merger integration, dramatically improved the division’s cost structure, and redeployed resources into high growth emerging markets.
     Commenting on his appointment as CEO, Mr. Frazier said, “I consider it a privilege to serve Merck in this capacity, and I am honored and excited about the opportunity. My immense respect for the people of Merck only reinforces my strong optimism about our future. Merck employees truly are our greatest advantage. As CEO, my responsibility will be to enable Merck colleagues to focus their considerable talent, creativity and commitment on meeting the changing needs of our global customers.
     “Looking ahead to a period of dramatic industry change, I also am fortunate to work with a strong and deeply experienced group of senior management colleagues. I look forward to working with Dick, the board and our executive team to ensure that Merck continues to operate with the highest levels of integrity and scientific excellence, meeting the needs of patients worldwide and building long-term value for our shareholders.
     “The board, Dick and I are aligned on our priorities, and the need to focus on sustainable growth for the future. For Merck to be a leader in the future, we must continue to adjust our operating model and achieve a level of transformation never before seen in our industry,” Mr. Frazier added.
     As chairman, Mr. Clark will focus on leadership of the Board of Directors, provide strategic counsel to Mr. Frazier, oversee the planned formation of Merck’s joint venture in animal health with sanofi-aventis and represent Merck with key external organizations.
     Mr. Harrison said, “We want to thank Dick for his exceptional leadership as CEO and congratulate him for Merck’s remarkable performance during the past five years. When Dick was appointed CEO in 2005, the company was facing a number of significant challenges. The strategic plan Dick put in place ultimately turned the company around and restored confidence in Merck’s future. In addition, Dick led the successful merger and integration of Merck and
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Schering-Plough, positioning the company as a stronger, more diversified global healthcare leader for the future. The board looks forward to benefiting from Dick’s continued contributions as chairman.”
     “It has been an honor to serve as Merck’s CEO for the past five years, and to work with the finest employees and management team in the industry,” said Mr. Clark. “Speaking both as CEO and as an employee of 38 years, I am truly proud of our exceptional record of discovering and developing medical breakthroughs for patients, our contributions to advancing health care around the world and delivering value to shareowners. As chairman, I look forward to collaborating with Ken and our Board of Directors to help Merck achieve new levels of success,” he added.
     Mr. Clark led the transformative $49 billion 2009 merger between Merck and Schering-Plough, and under his leadership, the combined company has delivered a successful performance in its first year, meeting all of its global integration and synergy goals. From 2008 to 2009, Mr. Clark served as board chairman of the Pharmaceutical Research and Manufacturers of America (PhRMA), where he led the industry’s efforts to strengthen the group’s marketing code, tighten direct-to-consumer advertising principles and enhance the transparency of company interactions with physicians. After being named CEO in 2005, Mr. Clark stabilized Merck by setting its strategic direction and oversaw successful launches of innovative drugs like ISENTRESS® (raltegravir) Tablets, GARDASIL® [Human Papillomavirus Quadrivalent (Types 6, 11, 16, and 18) Vaccine, Recombinant] and JANUVIA® (sitagliptin). Prior to becoming president and CEO, Mr. Clark was president of the Merck Manufacturing Division, with responsibility for Merck’s global network of manufacturing operations, information services and operational excellence organizations worldwide.
     Mr. Frazier continued, “I also want to thank Dick, both for his mentorship and for the confidence he has shown in me. On behalf of all Merck colleagues, I’d like to express our collective gratitude for the many contributions Dick has made to our company through his initiative and guidance. Dick’s vision and leadership have truly made Merck the global leader that it is today. I am pleased to be able to continue my strong partnership with Dick as chairman, and to continue to have the benefit of his counsel.”
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ISENTRESS and JANUVIA are registered trademarks of Merck Sharp & Dohme Corp., a subsidiary of Merck & Co., Inc. GARDASIL is a registered trademark of MERCK & CO., Inc. Whitehouse Station, NJ 08889, USA.

About Kenneth C. Frazier
     Kenneth C. Frazier has served as president of Merck since May 2010. In this role, Mr. Frazier leads Merck’s three major divisions: Global Human Health, Merck’s pharmaceutical and vaccine business; Merck Manufacturing Division, Merck’s manufacturing and supply division; and Merck Research Laboratories, Merck’s research organization. Prior to being appointed president, Mr. Frazier served as executive vice president and president, Global Human Health, from 2007 to 2010.
     Mr. Frazier joined Merck in 1992 as vice president, general counsel and secretary of the Astra Merck Group. He was elected vice president of public affairs in 1994 and in 1997, assumed the additional responsibilities of assistant general counsel, corporate staff. Mr. Frazier was promoted to vice president and deputy general counsel in January 1999. In December 1999, he became senior vice president and general counsel. In this role, he oversaw Merck’s legal and public affairs functions and The Merck Company Foundation. In November 2006, he was promoted to executive vice president and general counsel.
     Mr. Frazier sits on the board of directors of Exxon Mobil Corporation, The Pennsylvania State University and Cornerstone Christian Academy in Philadelphia, PA. Mr. Frazier also is a member of the Council on Foreign Relations, the Council of the American Law Institute and the American Bar Association. He received his bachelor’s degree from The Pennsylvania State University and holds a J.D. from Harvard Law School.
About Richard T. Clark
     Richard T. Clark is the chairman and chief executive officer of Merck. Mr. Clark previously served as chairman, president and CEO until Mr. Frazier’s appointment as president in April 2009.
     Prior to becoming president and CEO, Mr. Clark held the position of president of the Merck Manufacturing Division, with responsibility for Merck’s global network of manufacturing operations, information services and operational excellence organizations worldwide.
     In a career spanning 38 years with Merck, Mr. Clark held a broad range of senior management positions within the company’s manufacturing organization. Mr. Clark joined Merck in 1972 as a quality control inspector, and he progressed through a series of increasingly responsible roles in the areas of production, new products planning, industrial engineering and management engineering, becoming vice president, Materials Management and Management Engineering in 1991.
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     In 1993, Mr. Clark was appointed vice president, Procurement and Materials Management. He became vice president of North American Operations for the Merck Manufacturing Division in 1994 and senior vice president in 1996. In 1997, he was appointed senior vice president of Quality and Commercial Affairs. Later that year, Mr. Clark joined the Merck-Medco Managed Care subsidiary as executive vice president and chief operating officer. He later served as chairman, president and chief executive officer of the newly named Medco Health Solutions, overseeing plans to prepare that organization to become a publicly traded company. He returned to the Merck Manufacturing Division as president in June 2003.
     From 2008 to 2009 he served as board chairman of the Pharmaceutical Research and Manufacturers of America (PhRMA), which represents the country’s leading pharmaceutical research and biotechnology companies.
     Earlier this month Mr. Clark was named Executive of the Year — 2010 by the prestigious Scrip Awards.
     Mr. Clark earned his bachelor’s degree in Liberal Arts from Washington & Jefferson College, and his M.B.A. from American University.
About Merck
     Today’s Merck is a global healthcare leader working to help the world be well. Merck is known as MSD outside the United States and Canada. Through our prescription medicines, vaccines, biologic therapies, and consumer care and animal health products, we work with customers and operate in more than 140 countries to deliver innovative health solutions. We also demonstrate our commitment to increasing access to healthcare through far-reaching policies, programs and partnerships. For more information, visit www.merck.com.
     Merck and Schering-Plough merged in November 2009. In this news release, “Merck” refers to the relevant pre- or post-merger entity, depending on context.
Forward Looking Statement
     This news release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, statements about the benefits of the merger between Merck and Schering-Plough, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of
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Merck’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.
     The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the possibility that the expected synergies from the merger of Merck and Schering-Plough will not be realized, or will not be realized within the expected time period; the impact of pharmaceutical industry regulation and health care legislation; the risk that the businesses will not be integrated successfully; disruption from the merger making it more difficult to maintain business and operational relationships; Merck’s ability to accurately predict future market conditions; dependence on the effectiveness of Merck’s patents and other protections for innovative products; the risk of new and changing regulation and health policies in the U.S. and internationally and the exposure to litigation and/or regulatory actions.
     Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Merck’s 2009 Annual Report on Form 10-K and the company’s other filings with the Securities and Exchange Commission (SEC) available at the SEC’s Internet site (www.sec.gov).
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